CLASS A DISTRIBUTION PLAN
                              SECURITY EQUITY FUND

                                   MAY 1, 2002

This Distribution Plan (the "Plan") constitutes the plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), to the extent applicable, on behalf of the Class A shares of each series of the Security Equity Fund (the "Fund") set forth on Schedule A, attached hereto, as such schedule may be amended from time to time (the "Series").

1. The Plan. This Plan provides for the financing by the Fund of the services and activities described in Section 2 (hereinafter called "distribution services") on behalf of the Class A shares of each Series. The principal purpose of this Plan is to enable the Fund to supplement expenditures by Security Distributors, Inc., the Distributor of its shares (the "Distributor"), for distribution services with respect to the Class A shares of the Series.

      The Board of Directors, in considering whether the Fund should implement the Plan, has requested and evaluated such information as it deemed necessary to make an informed determination as to whether the Plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Series for such purposes.

      In voting to approve the implementation of the Plan, the Directors have concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each of the Series and their respective shareholders.

2.    Distribution Services.

      (a) The Fund may make payments under this Plan, or any agreement relating to this Plan ("Agreement"), in connection with any distribution services, including, but not limited to, the following distribution services:

            (i) Preparation, printing and distribution of the Prospectus and Statement of Additional Information and any supplement thereto used in connection with the offering of the Series' shares to the public;

            (ii) Printing of additional copies of reports and other communications which were prepared by the Fund for distribution to existing shareholders for use by the Distributor as sales literature;

            (iii) Preparation,  printing  and  distribution  of any other  sales literature used in connection with the offering of the Series' shares to the public;

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            (iv)  Expenses incurred in advertising, promoting and selling shares of the Series to the public;

            (v) Payment or reimbursement of legal and administrative costs associated with implementing the Plan;

            (vi) Any Shareholder Service Fees paid by the Distributor to securities dealers or other entities that have executed an Agreement with the Distributor. Shareholder Service Fees shall include fees for account maintenance and personal service to shareholders, including, but not limited to, answering routine customer inquiries regarding the Fund, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Series' Class A shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares, providing sub-administration and/or sub-transfer agency services for the benefit of the Fund and providing such other services as the Fund or the customer may reasonably request;

            (vii) Commissions  to sales  personnel  for  selling  shares  of the
                  Series and interest expenses related thereto; and

            (viii)Expenses  incurred in promoting  sales of shares of the Series by securities dealers, including the costs of preparation of materials for presentations, travel expenses, costs of entertainment, and other expenses incurred in connection with promoting sales of Series shares by dealers.

      (b) Any payments for distribution services shall be made pursuant to an Agreement. As required by the Rule, each Agreement relating to the implementation of this Plan shall be in writing and subject to approval and termination pursuant to the provisions of Section 6 of this Plan. However, this Plan shall not obligate the Fund or any other party to enter into such Agreement.

3. Agreement with Distributor. All payments to the Distributor pursuant to this Plan shall be subject to and be made in compliance with a written agreement between the Fund and the Distributor containing a provision that the Distributor shall furnish the Fund with quarterly written reports of the amounts expended and the purposes for which such expenditures were made, and such other information relating to such expenditures or to the other distribution services undertaken or proposed to be undertaken by the Distributor during such fiscal year under its Distribution Agreement with the Fund as the Fund may reasonably request.

4. Limitations on Covered Expenses. Each Series may pay as compensation for distribution services provided under Section 2 of this Plan (including Shareholder Service Fees), or as reimbursement for distribution services rendered and/or expenses borne, in any fiscal year

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      of the Series a fee equal to  one-quarter  of one  percent  (0.25%) of the
      Series' average daily net assets for such fiscal year. Except as provided in the next sentence, the payments to be paid pursuant to this Plan shall be calculated and accrued daily and paid monthly or at such other intervals as the Directors shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc. The Distributor may pay to the other party to any Agreement a Shareholder Service Fee payable (a) for the first year, initially, in any amount equal to 0.25 percent annually of the aggregate net asset value of the shares purchased by such other party's customers or clients, and
      (b) for each year thereafter, quarterly, in arrears in an amount equal to such percentage (not in excess of .000685 percent per day or 0.25 percent annually) of the aggregate net asset value of the shares held by such other party's customers or clients at the close of business each day as determined from time to time by the Distributor.

      Payment of fees as compensation or reimbursement for any distribution service shall not: (1) duplicate payments for the same service under any other agreement or plan applicable to a Series; or (2) constitute an admission that such distribution service is a Rule 12b-1 distribution-related service. In accordance with Conduct Rule 2830 of the National Association of Securities Dealers, Inc., as amended from time to time, the entire fee payable under the Plan may constitute a "service fee" as that term is defined in Conduct Rule 2830.

5. Independent Directors. While this Plan is in effect, the selection and nomination of Independent Directors of the Fund shall be committed to the discretion of the Independent Directors. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of the Independent Directors.

6. Effectiveness, Continuation, Termination and Amendment. This Plan and each Agreement shall go into effect when approved.

      (a) By vote of the Fund's Directors, including the affirmative vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on the Plan or the Agreement; and

      (b) If adopted with respect to a Series after any public offering of the Series' Class A shares or the sale of the Series' Class A shares to persons who are not affiliated persons of the Fund, affiliated persons of such persons, promoters of the Fund, or affiliated persons of such persons, the Plan (solely with respect to Rule 12b-1 distribution-related activities and/or services) must be approved by a vote of a majority of the outstanding voting securities of the Class A shares of the Series.

      This Plan and any Agreements relating to the implementation of this Plan shall, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by vote of the Fund's Directors, including the affirmative vote of a majority of its Independent Directors, cast in person at a meeting called for the purpose of voting on such continuance. This Plan and any

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      Agreements  relating to the  implementation of this Plan may be terminated with respect to a Series, in the case of the Plan, at any time or, in the case of any Agreements, upon not more than sixty (60) days' written notice to any other party to the Agreement by vote of a majority of the Independent Directors or by the vote of the holders of a majority of the outstanding voting securities of the Class A shares of such Series. Any Agreement shall terminate automatically in the event it is assigned. Any material amendment to this Plan shall require approval by vote of the Fund's Directors, including the affirmative vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such amendment. The Plan shall not be amended to materially increase the amount spent for Rule 12b-1 distribution-related activities or services with respect to a Series without approval by a vote of a majority of the outstanding voting securities of the Class A shares of the Series.

      In the event this Plan should be terminated by the shareholders or Directors of the Fund, the payments paid to the Distributor pursuant to the Plan up to the date of termination shall be retained by the Distributor. Any expenses incurred by the Distributor in excess of those payments will be the sole responsibility of the Distributor.

7. Records. The Fund shall preserve copies of this Plan and any Agreements and all reports made pursuant to Section 3 hereof, for a period of not less than six (6) years from the date of this Plan, any such Agreement or any such report, as the case may be, the first two years in an easily accessible place.

8. Definitions. As used in the Plan, (a) the term "Independent Directors" shall mean those Directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or any Agreement, (b) the term "Rule 12b-1 distribution-related" shall mean primarily intended to result in the sale of Class A shares of a Series for purposes of Rule 12b-1, (c) the terms "affiliated person", "assignment", "interested person", "promoter" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

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                                                                February 3, 2002

                                   SCHEDULE A

1.    Equity Series

2.    Global Series

3.    Mid Cap Value Series

4.    Social Awareness Series

                                      A-1

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                        AMENDMENT TO SECURITY EQUITY FUND
                                     CLASS A
                                DISTRIBUTION PLAN

WHEREAS, the Security Equity Fund adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A shares; and

WHEREAS, on May 3, 2002 the Board of Directors of the Fund approved the reorganization and liquidation of the Total Return Series so that it was acquired by the Equity Series effective August 28, 2002; and

WHEREAS, on November 8, 2002, the Board of Directors of the Security Equity Fund authorized the Fund to offer a new series of Class A common stock of the Fund, designated as the Alpha Opportunity Series; and

WHEREAS, on November 8, 2002, the Board of Directors of the Security Equity Fund determined that extending the Fund's Class A Distribution Plan to the Class A shares of the Alpha Opportunity Series was reasonably likely to benefit the Series and its shareholders; and

WHEREAS, the Class A Distribution Plan provides that it may be amended from time to time by adding or removing a Series of the Fund by an amended Exhibit A.

NOW, THEREFORE, IT IS HERETO AGREED that the Amended and Restated Class A Distribution Plan is hereby amended, effective February 1, 2003, as follows:

      1. Exhibit A shall be deleted in its entirety and the attached Exhibit A inserted in lieu thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Class A Distribution Plan this 8th day of November, 2002.

                                          SECURITY EQUITY FUND

Date:    11-08-02                         By:  JAMES R. SCHMANK
                                               ---------------------------------
                                               James R. Schmank, President

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                                    EXHIBIT A

Series of Security Equity Fund:

      Equity Series
      Global Series
      Social Awareness Series
      Mid Cap Value Series
      Small Cap Growth Series
      Enhanced Index Series
      International Series
      Select 25 Series
      Large Cap Growth Series
      Technology Series
      Alpha Opportunity Series

Dated:  November 8, 2002

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                        AMENDMENT TO SECURITY EQUITY FUND
                                     CLASS A
                                DISTRIBUTION PLAN

WHEREAS, the Security Equity Fund has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A shares; and

WHEREAS, on February 8, 2008, the Board of Directors of the Security Equity Fund determined that extending the Fund's Class A Distribution Plan to the Class A shares of the Small Cap Value Series was reasonably likely to benefit the Series and its shareholders; and

WHEREAS, the Class A Distribution Plan provides that it may be amended from time to time by adding or removing a Series of the Fund by an amended Exhibit A.

NOW, THEREFORE, IT IS HERETO AGREED that the Amended and Restated Class A Distribution Plan is hereby amended, effective February 8, 2008, as follows:

      1. Exhibit A shall be deleted in its entirety and the attached Exhibit A inserted in lieu thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Class A Distribution Plan this 4th day of March, 2008.

                                          SECURITY EQUITY FUND

Date:    March 4, 2008                    By:  THOMAS A. SWANK
                                               ---------------------------------
                                               Thomas A. Swank

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                                    EXHIBIT A

Series of Security Equity Fund:

      Equity Series
      Global Series
      Mid Cap Value Series
      Small Cap Growth Series
      Select 25 Series
      Alpha Opportunity Series
      Small Cap Value Series

Dated:  February 8, 2008

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                        AMENDMENT TO SECURITY EQUITY FUND
                                     CLASS A
                                DISTRIBUTION PLAN

WHEREAS, the Security Equity Fund has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A shares; and

WHEREAS, on May 9, 2008, the Board of Directors of the Security Equity Fund determined that extending the Fund's Class A Distribution Plan to the Class A shares of the All Cap Value Series was reasonably likely to benefit the Series and its shareholders; and

WHEREAS, the Class A Distribution Plan provides that it may be amended from time to time by adding or removing a Series of the Fund by an amended Exhibit A.

NOW, THEREFORE, IT IS HERETO AGREED that the Amended and Restated Class A Distribution Plan is hereby amended, effective May 9, 2008, as follows:

      1. Exhibit A shall be deleted in its entirety and the attached Exhibit A inserted in lieu thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Class A Distribution Plan this 18th day of August, 2008.

                                          SECURITY EQUITY FUND

                                          By:
                                               ---------------------------------
                                               Richard M. Goldman

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                                    EXHIBIT A

Series of Security Equity Fund:

      Equity Series
      Global Series
      Mid Cap Value Series
      Small Cap Growth Series
      Select 25 Series
      Alpha Opportunity Series
      Small Cap Value Series
      All Cap Value Series

Dated:  May 9, 2008

                        AMENDMENT TO SECURITY EQUITY FUND
                                     CLASS A
                                DISTRIBUTION PLAN

WHEREAS, the Security Equity Fund has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A shares; and

WHEREAS, on November 21, 2008, the Board of Directors of the Security Equity Fund determined that extending the Fund's Class A Distribution Plan to the Class A shares of the All Cap Growth Series was reasonably likely to benefit the Series and its shareholders; and

WHEREAS, the Class A Distribution Plan provides that it may be amended from time to time by adding or removing a Series of the Fund by an amended Exhibit A.

NOW, THEREFORE, IT IS HERETO AGREED that the Amended and Restated Class A Distribution Plan is hereby amended, effective November 21, 2008, as follows:

      1. Exhibit A shall be deleted in its entirety and the attached Exhibit A inserted in lieu thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Class A Distribution Plan this ___ day of ______________, 2009.

                                          SECURITY EQUITY FUND

                                          By:
                                               ---------------------------------
                                               Cindy L. Shields, Vice President

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                                    EXHIBIT A

Series of Security Equity Fund:

      Equity Series
      Global Series
      Mid Cap Value Series
      Small Cap Growth Series
      Select 25 Series
      Alpha Opportunity Series
      Small Cap Value Series
      All Cap Value Series
      All Cap Growth Series

Dated:  November 21, 2008